UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION
           Preliminary Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                          BESTNET COMMUNICATIONS CORP.
                     ---------------------------------------
                    (Name of Registrant Specified in Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(10, and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

          ------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

     (5)  Total fee paid:

          ------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.

     (1)  Amount previously paid:

          ------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.   :

          ------------------------------------------------------------------

     (3)  Filing party:

          ------------------------------------------------------------------

     (4)  Date filed:

          ------------------------------------------------------------------

                              INFORMATION STATEMENT

                                                    BestNet Communications Corp.
                                           2850 Thornhills Avenue, SE, Suite 104
                                                    Grand Rapids, Michigan 49546


Dear Stockholder:

          This Information Statement is being distributed to notify the shareholders of record of BestNet Communications Corp., a Nevada corporation ("we," "us," "our" or the "Company") that our Board of Directors has approved and recommended to our shareholders, and shareholders holding a majority of the aggregate voting power of our Common Stock, par value $.001 per share ("Common Stock") has adopted (i) an Amendment to our Articles of Incorporation (the "Amendment"); (ii) a Resolution increasing the number of shares of Common Stock allocated to the 2000 Incentive Stock Plan from 5,000,000 to 7,500,000 (the "Plan Resolution"); and (iii) a Resolution that authorizes our Board of Directors, on or before September 5, 2007, to change our corporate name from "BestNet Communications Corp" to anther name selected by them that in their judgment would better reflect our entry into the medical device industry (the "Name Resolution"). On October [25], 2006, shareholders representing approximately [51]% of the voting power of our Common Stock delivered to us a written consent in lieu of a special meeting of shareholders adopting the Amendment and both the Plan and Name Resolutions.

          When effective, the Amendment will increase the number of authorized shares of Common Stock of the Company from 100,000,000 to 200,000,000

          This Information Statement is being mailed on or about November [1], 2006, to the holders of record of our Common Stock on October [24], 2006 (the "Record Date"), the record date set by our Board of Directors for determining the shareholders eligible to give consent to the Amendment and Plan and Name Resolutions and receive this Information Statement. This Information Statement is being distributed to you, our shareholders, in accordance with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Information Statement described in further detail the changes to our Articles of Incorporation and the Plan and Name Resolutions.

          Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the "SEC) under the Exchange Act, the Amendment and Resolutions will not become effective until twenty calendar days following the date on which this Information Statement is sent to our shareholders.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                            By Order of the Board of Directors



                                            /s/ Michael A. Kramarz
                                            ------------------------------------
                                                Michael Kramarz, Secretary

          ACTION BY OUR BOARD OF DIRECTORS AND CONSENTING SHAREHOLDERS

Description of Amendment

          The Articles of Incorporation of the Company are amended to provide for an increase in the authorized number of share of Common Stock from 100,000,000 to 200,000,000.

Background for Amendment

          On July 26, 2006, we completed a merger pursuant to which we acquired JDA Medical Technologies, Inc. ("JDA"), which prior to the merger was a privately held company, and merged it into our wholly owned subsidiary, Oncologix Corporation ("Oncologix"). In consideration of the merger we issued 43,000,000 shares of our Common Stock to the former owners of JDA. We also entered into an obligation to fund the operations of Oncologix in the amount of $4,000,000. See, in this connection, our Current Report on Form 8-K, filed on July 28, 2006.

          Prior to that merger, we had approximately outstanding 56,240,972 shares of our Common Stock, including shares subject to outstanding warrants, options and convertible debt ("Fully Diluted Shares"). Presently, a total number of 100,000,000 shares of Common Stock are authorized by our Articles of Incorporation. Upon the issuance of the 43,000,000 shares of Common Stock in the merger, our total Common Stock amounted to approximately 99,530,972 Fully Diluted Shares. It is the view of our Board of Directors that the remaining 469,028 shares of authorized but unissued Common Stock, together with the unissued shares that are reserved for issuance upon the exercise of outstanding rights to acquire the same, are not sufficient to enable us to raise the funds necessary to fund the Oncologix operations and/or to issue for other purposes such as incentive compensation for skilled employees and consultants or for possible future transactions in which we might wish to issue Common Stock.

Approval by Board of Directors

          On September 6, 2006, our Board of Directors, having determined that the number of authorized shares of Common Stock should be increased and believing it to be in the best interests of the Company and its shareholders, approved the Amendment increasing the authorized number of shares of Common Stock to 200,000,000 and recommended adoption of the Amendment to our shareholders.

Approval by Shareholders

          Pursuant to Section 78.390 of the Nevada General Corporation Law, the Amendment must be approved by the holders of a majority of the aggregate voting power of the Common Stock. In order to obtain the required approval of the our shareholders, we could have either convened a special meeting of the shareholders of the Common Stock for the specific purpose of voting on the Amendment, or we could have sought the written consent from the holders of a majority of the aggregate voting power of the Common Stock. In order to eliminate the costs and management time involved in holding a special meeting, we determined to utilize the written consent of the holders of a majority of the aggregate voting power of the Common Stock. The elimination of the need for a special meeting of shareholders is made possible by Section 78.320 of the Nevada General Corporation Law, which provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting provided that a consent, in writing, setting forth the action so taken is signed by shareholders having at least the minimum number of votes that would be necessary to authorize such action at a meeting. Under Nevada law, a vote of the majority of our issued and outstanding shares was required to approve the Amendment.

          On October [25], 2006, the written consents of the holders of the majority of our issued and outstanding shares were received by our corporate Secretary, authorizing our Board of Directors and officers to take all actions necessary to cause the certificate amendment to be filed with the Office of the Secretary of State of the State of Nevada. Nevada law requires us to notify each stockholder who has not consented to the action in writing and who, if the action had been taken at a meeting would have been entitled to vote at the meeting, of the action taken by written consent.

Dissenters Rights of Appraisal

          The right to judicial appraisal of your shares of Common Stock is not applicable under Nevada law to the Amendment or the Name or Plan Resolutions.

Name Resolution

          In view of the change in direction of our business represented by the merger, our Board of Directors are of the further view that our present corporate name no longer represents the true nature of our future business and prospects. Accordingly, on September 6, 2006, our Board of Directors adopted a resolution, to change our corporate name, on or before September 5, 2007, from "BestNet Communications Corp" to another name to be selected by the Board of Directors that in their judgment would better reflect our entry into the medical device industry. The Board of Directors further recommended to the shareholders that they adopt the Name Resolution, which would allow the Board of Directors to determine a more appropriate corporate name in the near future.

Plan Resolution

          Furthermore, recognizing that it will be necessary to the future success of our business to offer incentive compensation to skilled employees and consultants, our Board of Directors adopted a resolution, and recommended the adoption of the Plan Resolution to our shareholders, to increase in the number of shares of Common Stock allocated to our 2000 Incentive Stock Plan ("Plan") from 5,000,000 shares to 7,500,000 shares. Shareholder approval of the increase in shares of Common Stock under the Plan is necessary to preserve the tax advantages afforded by the Plan for incentive stock options granted under the Plan.

          The Company is currently authorized to issue up to 5,000,000 shares of Common Stock under its 2000 Stock Incentive Plan. Shares may be issued as incentive stock options, non-statutory stock options, deferred shares or restricted shares to officers, employees, non-employee directors and independent consultants. The Plan is administered by the Board of Directors and all grants of options or shares under the Plan are determined by the Board of Directors. Options are granted at the fair market value of the Common Stock on the date of the grant and have terms of up to ten years. Under the Plan, the Company has only 553,614 shares of Common Stock available for future issuance. The Plan Resolution would increase the number of shares subject to the Plan by 2,500,000 shares of Common Stock.

          The Plan Resolution merely increases the number of shares subject to the Plan and does not specifically grant or award any additional stock options or shares. It is noted, however, that the officers and non-employee directors of the Company are among the eligible participants under the Plan, and as such, the officers and non-employee directors of the Company will indirectly benefit from the Plan Resolution as there will be more shares available under the Plan that could, subject to the Board of Directors' determination and approval, be issued or granted to officers or non-employee directors

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as noted above with respect to the Plan Resolution, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Name Resolution or the Amendment to our Articles of Incorporation which is not shared by all our other shareholders. The present directors and officers who were among the shareholders representing a majority of the aggregate voting power of the Common Stock who voted for the Amendment, the Name Resolution and the Plan Resolution were Stanley L. Schloz, our President and a director, Anthony Silverman, a director, Andrew S. Kennedy, an officer of Oncologix and a director, Andrew Green, an officer of Oncologix and a director and Adam Lowe, an officer of Oncologix.

              SHARES HELD BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of October 16, 2006 with respect to the beneficial ownership of shares of our Common Stock by:

o    each of our directors and named executive officers;

o    all of our named executive officers and directors as a group; and

o each person we know to be the beneficial owner of 5% or more of the outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of October 16, 2006 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person that are exercisable within 60 days of October 16, 2006 have been exercised. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the stockholder.

The information included within the table includes beneficial ownership after giving effect to the Merger.

Unless otherwise noted, the address of each person named in the table is 2850 Thornhills Avenue, SE, Suite 104, Grand Rapids, Michigan 49546.

Name, address and Identity           Amount of Shares        Percent of Class*
of Beneficial Owner                  and  Nature             of Ownership (2)(3)
--------------------------           ----------------        -------------------

Directors and
Executive Officers:

Michael Kramarz                           155,000(4)                   *

Stanley L. Schloz                         986,695(5)                  1.09

Barry Griffith                             74,133(6)                   *

Anthony Silverman                       4,171,653(7)                  4.58

Andrew S. Kennedy                      13,949,738(8)(9)              15.48

Andrew Green                            3,761,790(10)                 4.18

Adam Lowe                               3,761,790(10)                 4.18

All directors and executive            26,860,789                    29.81
officers as a group (7 persons)


Greater than 5% Shareholders:

Jeff Franco                            13,949,738(8)(9)              15.48


* Indicates less than 1%. All amounts and percentages are based on 90,097,953 shares of Common Stock outstanding.

(2) A person is deemed a beneficial owner of securities that can be acquired within sixty days of October 16, 2006 by the exercise of any option, warrant or other right. Shares subject to such rights that are currently outstanding or exercisable within sixty days are deemed outstanding for determining the percentage ownership of the holder of such rights but are not deemed outstanding in determining the percentage ownership of any other person.

(3)  Outstanding as of October 16, 2006.

(4)  Represents shares subject to vested options.

(5) Represents 95,000 shares subject to vested options; direct ownership of 734,992 shares and indirect ownership of 156,703 shares held by Katsinam Partners, LP, of which Mr. Schloz is a limited partner.

(6)  Represents shares subject to vested options.

(7) Represents 73,333 shares subject to vested options, direct ownership of 2,918,400 shares, direct ownership of warrants to purchase 150,000 shares, direct ownership of 670,417 shares issuable upon conversion of a promissory note and indirect ownerships of 352,447 shares and warrants to purchase 7,056 shares owned by Katsinam Partners, LP, of which Mr. Silverman is the General Partner and 17.64% owner.

(8)  Represents direct ownership of shares indicated.

(9) Shares equal to 80% of the total owned are subject to an escrow described elsewhere herein.

(10) Represents direct ownership of shares indicated, all of which are subject to an escrow described elsewhere herein.

                           FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking (including, but not limited to, statements concerning industry performance and our results, operations, performance, financial condition, plans growth and strategies which include without limitation statements preceded or followed by or that include the words "may", "will", "expect", "anticipate", "intend", "could", "estimate", or "continue" or the negative or other variations thereof or comparable terminology.

Any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this information statement. We do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.


                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which the Company files reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including BestNet Communications Corp, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by BestNet Communications Corp or any other person.

BestNet Communications Corp has not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this Information Statement. Therefore, if anyone gives you such information, you should not rely on it. This information Statement is dated November [1], 2006. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

November 1, 2006

                                            By Order of the Board of Directors



                                            /s/  Michael Kramarz
                                            ------------------------------------
                                                 Michael Kramarz, Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          BESTNET COMMUNICATIONS CORP.



         Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes, the undersigned corporation, BestNet Communications Corp., a Nevada corporation, submits the following Certificate of Amendment for filing:

1. The name of the corporation is BestNet Communications Corp

2. The first paragraph of Article 4 of the Articles of Incorporation of the corporation shall be amended so as to read as follows:

         4. "The authorized capital stock of this corporation shall be two hundred million (200,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value. Such shares may be issued from time to time for such consideration as may be fixed by the Board of Directors."

The second paragraph of Article 4 shall be unchanged.

3. The vote by which the shareholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is: 5_._%


         IN WITNESS WHEREOF, BestNet Communications Corp., a Nevada corporation, has caused this Certificate of Amendment to be signed in its name and on its behalf, on this ____ day of November, 2006.

                                            BESTNET COMMUNICATIONS CORP.,
                                            a Nevada corporation


                                            /s/
                                            ------------------------------------
                                                 Stanley L. Schloz, President

                                    Exhibit A



                         RESOLUTIONS OF THE SHAREHOLDERS

                                       OF

                          BESTNET COMMUNICATIONS CORP.

                   IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS



RESOLVED: That the Board of Directors of this corporation be and they hereby authorized, in their discretion, to amend the Articles of Incorporation of this corporation so as to change the name of the corporation from BestNet Communications Corp. to such other name as the Board of Directors may deem appropriate and in the best interests of the shareholders of this corporation; provided that the authority conferred by this Resolution shall terminate on September 5, 2007.

RESOLVED: That the number of shares of Common Stock, $.001 par value, of this corporation allocated to the 2000 Incentive Stock Plan of this corporation be and is hereby increased from 5,000,000 shares to 7,500,000 shares.

RESOLVED FURTHER: That the officers of this corporation are authorized to prepare and file with the cognizant agencies and publish such forms of resolutions, certificates and other instruments as may be necessary or advisable to cause the foregoing Resolutions to become effective.

                                    Exhibit B


                                       10